UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2015 (September 22, 2015)

ZaZa Energy Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-35432	45-2986089
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1301 McKinney Street, Suite 2800 Houston, Texas	77010
(Address of principal executive offices)	(Zip Code)

(713) 595-1900

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)                                  Following approval by the Compensation Committee of the Board of Directors of the Company (the “Compensation Committee”), on September 22, 2015 the Company entered into an amendment to the employment agreement of Mr. Todd Brooks (the President and Chief Executive Officer of the Company) (the “Employment Agreement”) that included, without limitation, the following changes to his compensatory arrangement:

2014 Long-Term Incentive Award:  Mr. Brooks agreed to defer the payment of his 2014 long-term incentive award (“LTI Award”) until January 1, 2016, and the formula for calculating his 2014 LTI Award was amended such that 1/3 of each 2014 LTI Bonus shall vest upon achievement of Average Daily Production growth or Reserves growth as described below multiplied by the greater of (i) 1 and (ii) (the Volume-Weighted Average Value (VWAV) during the month of June that the LTI Bonus becomes vested) divided by (the VWAV during the month of June immediately preceding the date the LTI Bonus was granted) (as those terms are defined in the Employment Agreement).

Annual Base Salary:  The Compensation Committee accelerated the recommencement of Mr. Brooks’ base salary from June 2, 2016 to July 1, 2015.

The foregoing description of the amendment to the employment agreement of Todd Brooks does not purport to be complete and is qualified in its entirety by reference to the amendment, a copy of which is attached as Exhibit 99.1 to this Form 8-K and is hereby incorporated by reference into this Item 5.02.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Second Amendment to Employment Agreement with Todd Brooks, dated September 22, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 25, 2015

ZaZa Energy Corporation

By:	/s/ Todd A. Brooks
Todd A. Brooks
President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description
99.1	Second Amendment to Employment Agreement with Todd Brooks, dated September 22, 2015